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                             GOODMAN & COMPANY, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
               FINANCIAL PLANNING           CONSULTANTS TO MANAGEMENT


February 25, 1998



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated February 25, 1998, of Colmena Corp. and are in agreement with the statements made therein.

Very truly yours,



/s/Goodman & Company, LLP